1 Exhibit 4.57 Amendment Agreement No. 2 to the Terminalling Services Contract No. C100101 – Seaport Canaveral Storage and Handling Contract dated 1 February 2010 Between Seaport Canaveral, Corp And Vitol Inc.

2 THIS AMENDMENT AGREEMENT NO. 2 is made on this 9th day November of 2015 BETWEEN 1. Seaport Canaveral Corp., a company incorporated in the State of Florida, USA, with its office at 555 Highway 401, Cape Canaveral, FL 32920 ("Seaport"), (“the Company”); AND 2. Vitol Inc., a company incorporated in Houston, Texas, USA, with an office at 1100 Louisiana, Suite 5500 Houston, TX 77002 (“the Client”). WHEREAS (A) The Company and the Client are parties to a Terminalling Services Contract No. C100101 – Seaport Canaveral Storage and Handling Contract dated 1 February 2010 (“Contract”); (B) By virtue of Amendment Agreement dated 2nd day of December 2014, the Parties agreed to amend Clause 3 (Services and Term); (C) For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Client now wish to amend in accordance with this Amendment Agreement No. 2. NOW THEREFORE it is agreed as follows: 1. The Company and the Client agree to extend the term of the Contract from 15 September 2015 to 31 March 2019. 2. Save to the extent as amended by this Amendment Agreement No. 2, all terms and conditions of the Contract shall remain in full force and effect. 3. This Amendment Agreement No. 2 may be executed in counterparts. 4. Clauses 16 and 18 of the Contract shall apply mutatis mutandis to this Amendment Agreement No. 2 as if references therein to the Contract were to this Amendment Agreement No. 2. 5. Capitalised terms not otherwise defined in this Amendment Agreement No. 2 shall have the same meaning as in the Contract.

3 IN WITNESS WHEREOF the Client and the Company have caused this Amendment Agreement No. 2 to be executed by their duly authorized representatives, as of the date first above written. Seaport Canaveral, Corp. /s/ A.G.H. Steenland Name: A.G.H. Steenland Position: President Date: 09 November 2015 Vitol Inc. /s/ M.A. Loya Name: M.A. Loya Position: President Date: 09 November 2015